SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 April 26, 2000
                                (Date of report)

                              GLOBUS WIRELESS, LTD.

NEVADA                              0-25614                           88-0228274
(State of Incorporation)   (Commission File Number)               (IRS Employer ID)


           1955 Moss Court, Kelowna, British Columbia, Canada V1Y 9L3
                    (Address of principle executive offices)


ITEM 4.

Change in Registrant's Certifying Accountant

On April 26, 2000, Globus Wireless, Ltd. ("Globus Wireless" or the "Company") dismissed its former independent auditor, James E. Scheifley & Associates, P.C. ("Scheifley & Associates"), based on their agreement that such action is in the best interests of both firms. Effective as of that date, the Company has engaged KPMG LLP ("KPMG") as its new independent auditor. The decision to end the Company's relationship with Scheifley & Associates and to engage KPMG was recommended by the Company's independent Audit Committee and unanimously approved by the Company's Board of Directors on March 26, 2000.

Over the course of Scheifley & Associates' engagement, the Company and Scheifley & Associates had no disagreements on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Scheifley & Associates, would have caused it to make reference to the subject matter of the disagreement in connection with any report or opinion it might have issued. Furthermore, neither of Scheifley & Associates' reports on the Company's financial statements for the past two years contained an adverse opinion, disclaimer of opinion, or modification or qualification of opinion.

ITEM 5.

Other Items - Change in United States Securities Counsel

Effective as of April 26, 2000, the Company has terminated its relationship with Jody Walker, Esq., its former United States legal counsel for securities matters. The Company has engaged the law firm of Sichenzia, Ross & Friedman LLP, to act as its United States legal counsel for securities matters going forward.

                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                           Globus Wireless, Inc.

                                                                    (Resistrant)
                                                        /s/ Nicholas G. Wizinsky
                                                            Nicholas G. Wizinsky
                                                        Chief Operations Officer